                                                                    EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                     FIRST COMMUNITY BANKING SERVICES, INC.

                                       AND

                          REGIONS FINANCIAL CORPORATION

                          DATED AS OF FEBRUARY 10, 1998

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

Parties  ...............................................................    1

Preamble................................................................    1

ARTICLE ONE - TRANSACTIONS AND TERMS OF MERGER..........................    2

         1.1         Merger.............................................    2
         1.2         Time and Place of Closing..........................    2
         1.3         Effective Time.....................................    2

ARTICLE TWO - TERMS OF MERGER...........................................    2

         2.1         Certificate of Incorporation.......................    2
         2.2         Bylaws.............................................    2
         2.3         Directors and Officers.............................    2

ARTICLE THREE - MANNER OF CONVERTING SHARES.............................    3

         3.1         Conversion of Shares...............................    3
         3.2         Anti-Dilution Provisions...........................    3
         3.3         Shares Held by FCBS or Regions.....................    3
         3.4         Fractional Shares..................................    3
         3.5         Conversion of Stock Options; Restricted Stock......    4

ARTICLE FOUR - EXCHANGE OF SHARES.......................................    4

         4.1         Exchange Procedures................................    4
         4.2         Rights of Former FCBS Stockholders.................    5

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF FCBS...................    6

         5.1         Organization, Standing, and Power..................    6
         5.2         Authority; No Breach By Agreement..................    6
         5.3         Capital Stock......................................    7
         5.4         FCBS Subsidiaries..................................    7
         5.5         SEC Filings; Financial Statements..................    8
         5.6         Absence of Undisclosed Liabilities.................    9
         5.7         Absence of Certain Changes or Events...............    9
         5.8         Tax Matters........................................    9
         5.9         Assets.............................................   10
         5.10        Environmental Matters..............................   11
         5.11        Compliance With Laws...............................   12
         5.12        Labor Relations....................................   12
         5.13        Employee Benefit Plans.............................   12
         5.14        Material Contracts.................................   14
         5.15        Legal Proceedings..................................   15
         5.16        Statements True and Correct........................   15
         5.17        Accounting, Tax, and Regulatory Matters............   16


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
                                                                          PAGE
                                                                          ----
         5.18        State Takeover Laws................................   16
         5.19        Articles of Incorporation Provisions...............   16
         5.20        Support Agreements.................................   16
         5.21        Derivatives Contracts..............................   16
         5.22        Year 2000..........................................   17

ARTICLE SIX - REPRESENTATIONS AND WARRANTIES OF REGIONS.................   17

         6.1         Organization, Standing, and Power..................   17
         6.2         Authority; No Breach By Agreement..................   17
         6.3         Capital Stock......................................   18
         6.4         SEC Filings; Financial Statements..................   18
         6.5         Absence of Undisclosed Liabilities.................   19
         6.6         Absence of Certain Changes or Events...............   19
         6.7         Compliance With Laws...............................   19
         6.8         Legal Proceedings..................................   20
         6.9         Statements True and Correct........................   20
         6.10        Accounting, Tax, and Regulatory Matters............   21

ARTICLE SEVEN - CONDUCT OF BUSINESS PENDING CONSUMMATION................   21

         7.1         Covenants of Both Parties..........................   21
         7.2         Covenants of FCBS..................................   21
         7.3         Covenants of Regions...............................   23
         7.4         Adverse Changes in Condition.......................   23
         7.5         Reports............................................   23

ARTICLE EIGHT - ADDITIONAL AGREEMENTS...................................   24

         8.1         Registration Statement; Proxy Statement;
                       Stockholder Approval.............................   24
         8.2         Nasdaq NMS Listing.................................   24
         8.3         Applications.......................................   24
         8.4         Agreement as to Efforts to Consummate..............   24
         8.5         Investigation and Confidentiality..................   25
         8.6         Press Releases.....................................   25
         8.7         Certain Actions....................................   25
         8.8         Tax Matters........................................   26
         8.9         Agreement of Affiliates............................   26
         8.10        Employee Benefits and Contracts....................   27
         8.11        Indemnification....................................   27
         8.12        State Takeover Laws................................   28
         8.13        Articles of Incorporation Provisions...............   28

ARTICLE NINE - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE........   28

         9.1         Conditions to Obligations of Each Party............   28
         9.2         Conditions to Obligations of Regions...............   29


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
                                                                          PAGE
                                                                          ----
         9.3         Conditions to Obligations of FCBS..................   31

ARTICLE TEN - TERMINATION...............................................   32

         10.1        Termination........................................   32
         10.2        Effect of Termination..............................   35
         10.3        Non-Survival of Representations and Covenants......   35

ARTICLE ELEVEN - MISCELLANEOUS..........................................   36

         11.1        Definitions........................................   36
         11.2        Expenses...........................................   42
         11.3        Brokers and Finders................................   43
         11.4        Entire Agreement...................................   43
         11.5        Amendments.........................................   43
         11.6        Waivers............................................   43
         11.7        Assignment.........................................   44
         11.8        Notices............................................   44
         11.9        Governing Law......................................   45
         11.10       Counterparts.......................................   45
         11.11       Captions...........................................   45
         11.12       Severability.......................................   45

Signatures..............................................................   46













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                                LIST OF EXHIBITS


EXHIBIT NUMBER          DESCRIPTION
--------------          -----------

     1.                 Form of Termination Agreement.

     2.                 Form of Support Agreement.

     3.                 Form of agreement of affiliates of FCBS.

     4.                 Form of Claims Letter.

     5.                 Form of Opinion Letter of FCBS Counsel.

     6.                 Form of Opinion Letter of Regions Counsel.
















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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 10, 1998, by and between FIRST COMMUNITY BANKING SERVICES, INC. ("FCBS"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Peachtree City, Georgia, and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                    PREAMBLE

         The Boards of Directors of FCBS and Regions are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of FCBS by Regions pursuant to the merger of FCBS into and with Regions. At the effective time of such merger, each of the issued and outstanding shares of common stock of FCBS shall be converted into and exchanged for shares of the common stock of Regions (except as provided herein). As a result, stockholders of FCBS shall become stockholders of Regions and each of the subsidiaries of FCBS shall continue to conduct its business and operations as a wholly-owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of FCBS, the Board of Governors of the Federal Reserve System, and the appropriate state regulatory authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

         As a condition and inducement to Regions' willingness to consummate the transactions contemplated by this Agreement, prior to the execution of this Agreement, (i) FCBS and Regions are entering into a termination fee agreement (the "Termination Fee Agreement"), in substantially the form of Exhibit 1 to this Agreement and (ii) each of FCBS' directors is executing and delivering to Regions an agreement (a "Support Agreement"), in substantially the form of
Exhibit 2 to this Agreement.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE ONE
                        TRANSACTIONS AND TERMS OF MERGER

                  0.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, FCBS shall be merged into and with Regions in accordance with the provisions of Sections 14-2-1103 and 14-2-1107 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC and of Section 258 of the DGCL and with the effect provided in Section 259 of the DGCL (the "Merger"). Regions shall be the Surviving Corporation of the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Boards of Directors of FCBS and Regions.

                   1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at the offices of Regions, or such other place as may be mutually agreed upon by the Parties.

                   1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia and the Delaware Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FCBS approve this Agreement to the extent such approval is required by applicable Law.

                                   ARTICLE TWO
                                 TERMS OF MERGER

                  0.2 CERTIFICATE OF INCORPORATION The Certificate of Incorporation of Regions in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                   0.3 BYLAWS. The Bylaws of Regions in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                   0.4 DIRECTORS AND OFFICERS. The directors of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in


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

accordance with the Bylaws of the Surviving Corporation. The officers of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                  ARTICLE THREE
                           MANNER OF CONVERTING SHARES

                  0.5 CONVERSION OF SHARES. Subject to the provisions of this
Article 0, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of FCBS Common Stock (excluding shares held by FCBS or any of its Subsidiaries or by Regions or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 1.25 shares of Regions Common Stock, subject to adjustment as provided in Section 10.1(g) of this Agreement (the "Exchange Ratio").

                  0.6 ANTI-DILUTION PROVISIONS. event FCBS changes the number of shares of FCBS Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  0.7 SHARES HELD BY FCBS OR REGIONS. Each of the shares of FCBS Common Stock held by any FCBS Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  0.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of FCBS Common Stock exchanged pursuant to the Merger, or of options to purchase shares of FCBS Common Stock, who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Regions Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time, in the case of shares exchanged pursuant to the Merger, and the date of exercise, in the case of options. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         0.5      CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.

                  (a) At the Effective Time, all rights with respect to FCBS Common Stock pursuant to stock options or stock appreciation rights ("FCBS Options") granted by FCBS under the FCBS Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each FCBS Option, in accordance with the terms of the FCBS Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time,
(i) each FCBS Option assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights), (ii) the number of shares of Regions Common Stock subject to such FCBS Option shall be equal to the number of shares of FCBS Common Stock subject to such FCBS Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such FCBS Option shall be adjusted by dividing the per share exercise price under each such FCBS Option by the Exchange Ratio and rounding down to the nearest cent. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code as to any stock option which is an "incentive stock option." FCBS agrees to take all necessary steps to effectuate the foregoing provisions of this Section 0.5.

                  (b) All restrictions or limitations on transfer with respect to FCBS Common Stock awarded under the FCBS Stock Plans or any other plan, program, or arrangement of any FCBS Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 0.5 of this Agreement.


                                  ARTICLE FOUR
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of FCBS appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FCBS Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of FCBS Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of FCBS Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Regions shall not be obligated to deliver the consideration to which any former holder of FCBS Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of FCBS Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of FCBS Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Regions, FCBS, nor the Exchange Agent shall be liable to a holder of FCBS Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER FCBS STOCKHOLDERS. At the Effective Time, the stock transfer books of FCBS shall be closed as to holders of FCBS Common Stock immediately prior to the Effective Time, and no transfer of FCBS Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FCBS Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FCBS in respect of such shares of FCBS Common Stock and in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of FCBS shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of FCBS Common Stock are converted, regardless of whether such holders have exchanged their certificates representing FCBS Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Regions Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of FCBS Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such FCBS Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


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                                  ARTICLE FIVE
                     REPRESENTATIONS AND WARRANTIES OF FCBS

         Except as disclosed in the FCBS Disclosure Memorandum (with each such disclosure specifically referencing each Section of the Agreement under which such disclosure is being made), FCBS hereby represents and warrants to Regions as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. FCBS is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. FCBS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

         5.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) FCBS has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of FCBS Common Stock. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been or will be duly and validly authorized by all necessary corporate action in respect thereof on the part of FCBS, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of FCBS Common Stock. Subject to such requisite approval, this Agreement (which, for purposes of this sentence, shall not include the Termination Fee Agreement) represents a legal, valid, and binding obligation of FCBS, enforceable against FCBS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Termination Fee Agreement) by FCBS, nor the consummation by FCBS of the transactions contemplated hereby, nor compliance by FCBS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FCBS' Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FCBS Company under, any Contract or Permit of any FCBS Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FCBS Company or any of their respective Assets.



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

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FCBS of the Merger and the other transactions contemplated in this Agreement.

         5.3      CAPITAL STOCK.

                  (a) The authorized capital stock of FCBS consists of (i) 5,000,000 shares of FCBS Common Stock, of which 684,506 shares are issued and outstanding as of the date of this Agreement and not more than 792,047 shares will be issued and outstanding at the Effective Time and (ii) 5,000,000 shares of FCBS Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement and no shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of FCBS Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of FCBS Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of FCBS. FCBS has reserved 110,250 shares of FCBS Common Stock for issuance under the FCBS Stock Plans, pursuant to which options to purchase not more than 107,541 shares of FCBS Common Stock are outstanding.

                  (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of FCBS outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FCBS or contracts, commitments, understandings, or arrangements by which FCBS is or may be bound to issue additional shares of FCBS capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         5.4 FCBS SUBSIDIARIES. FCBS has disclosed in Section 5.4 of the FCBS Disclosure Memorandum all of the FCBS Subsidiaries as of the date of this Agreement. Except as disclosed, FCBS or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FCBS Subsidiary. No equity securities of any FCBS Subsidiary are or may become required to be issued (other than to a FCBS Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any FCBS Subsidiary is bound to issue (other than to a FCBS Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any FCBS Company is or may be bound to transfer any shares of the capital stock of any FCBS Subsidiary (other than to a FCBS Company). There are no Contracts relating to the rights of any FCBS

Company to vote or to dispose of any shares of the capital stock of any FCBS Subsidiary. All of the shares of capital stock of each FCBS Subsidiary held by a FCBS Company are duly authorized, validly issued, and fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FCBS Company free and clear of any Lien. Each FCBS Subsidiary is a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FCBS Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS. Each FCBS Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

         5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) FCBS has filed and made available to Regions all forms, reports, and documents required to be filed by FCBS with the SEC since December 31, 1993 (collectively, the "FCBS SEC Reports"). The FCBS SEC Reports
(i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such FCBS SEC Reports or necessary in order to make the statements in such FCBS SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FCBS Subsidiaries that are registered as a broker, dealer, or investment advisor, none of FCBS' Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the FCBS Financial Statements (including, in each case, any related notes) contained in the FCBS SEC Reports, including any FCBS SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of FCBS and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FCBS Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FCBS as of September 30, 1997 included in the FCBS Financial Statements or reflected in the notes thereto. No FCBS Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as disclosed in the FCBS Financial Statements or the FCBS Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, and (ii) the FCBS Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FCBS provided in Article Seven of this Agreement.

         5.8      TAX MATTERS.

                  (a) All Tax returns required to be filed by or on behalf of any of the FCBS Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996 and on or before the date of the most recent fiscal year end immediately preceding the Effective Time to the Knowledge of FCBS, and all returns filed are complete and accurate to the Knowledge of FCBS. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FCBS, except to the extent reserved against in the FCBS Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the FCBS Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable Taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the FCBS Companies for the period or periods through and including the date of the respective FCBS Financial Statements has been made and is reflected on such FCBS Financial Statements.

                  (d) Deferred Taxes of the FCBS Companies have been adequately provided for in the FCBS Financial Statements.

                  (e) Each of the FCBS Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  (f) None of the FCBS Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (g) There are no Liens with respect to Taxes upon any of the assets of the FCBS Companies.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FCBS Companies that occurred during or after any Taxable Period in which the FCBS Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                  (i) No FCBS Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  (j) All material elections with respect to Taxes affecting the FCBS Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the FCBS Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

                  (k) No FCBS Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         5.9 ASSETS. Except as disclosed or reserved against in the FCBS Financial Statements, the FCBS Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets that are material to the business of the FCBS Companies. All material tangible properties used in the businesses of the FCBS Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FCBS' past practices. All Assets which are material to the business of the FCBS Companies, which are held under leases or subleases by any of the FCBS Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

         5.10     ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of FCBS, each FCBS Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  (b) There is no Litigation pending or, to the Knowledge of FCBS, threatened before any court, governmental agency, or authority, or other forum in which any FCBS Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any FCBS Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  (c) There is no Litigation pending or, to the Knowledge of FCBS, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or FCBS in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  (d) To the Knowledge of FCBS, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  (e) To the Knowledge of FCBS, during the period of (i) any FCBS Company's ownership or operation of any of their respective current properties, (ii) any FCBS Company's participation in the management of any Participation Facility, or, (iii) any FCBS Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS. Prior to the period of (i) any FCBS Company's ownership or operation of any of their respective current properties, (ii) any FCBS Company's participation in the management of any Participation Facility, or (iii) any FCBS Company's holding of a security interest in a Loan Property, to the Knowledge of FCBS, there were no releases of Hazardous Material or oil in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                  5.11 COMPLIANCE WITH LAWS. Each FCBS Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS. None of the FCBS Companies:

                  (a) Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS; and

                  (b) Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FCBS Company is not in compliance with any of the material Laws or material Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS,
         (ii) threatening to revoke any material Permits the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, or (iii) requiring any FCBS Company
         (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

                  5.12 LABOR RELATIONS. No FCBS Company is the subject of any Litigation asserting that it or any other FCBS Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FCBS Company to bargain with any labor organization as to wages or conditions of employment, nor is any FCBS Company a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any FCBS Company, pending or threatened, or to its Knowledge, is there any activity involving any FCBS Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                   5.13     EMPLOYEE BENEFIT PLANS.

                           (a)      FCBS has disclosed in Section 5.13 of the
FCBS Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by any FCBS Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FCBS Benefit Plans"). Any of the FCBS Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FCBS ERISA Plan." Any FCBS ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "FCBS Pension Plan." On or after September 26, 1980, neither FCBS nor any FCBS Company has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). The only "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any FCBS Company that was intended to qualify under Section 401(a) of the Internal Revenue Code, is the Fayette County Bank 401(k) Savings Plan.

                           (b)      FCBS has delivered or made available to
Regions prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such FCBS Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such FCBS Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1974, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any FCBS Benefit Plan with respect to the most recent three plan years, and (iv) the most recent summary plan descriptions and any material modifications thereto.

                           (c)      All FCBS Benefit Plans are in compliance
with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS. Each FCBS ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FCBS is not aware of any circumstances which will or could result in revocation of any such favorable determination letter. Each trust created under any FCBS ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and FCBS is not aware of any circumstance which will or could result in revocation of such exemption. With respect to each FCBS Benefit Plan, to the Knowledge of FCBS, no event has occurred which will or could give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code. There is no material pending or threatened Litigation relating to any FCBS ERISA Plan. No FCBS Company has engaged in a transaction with respect to any FCBS Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FCBS Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or

Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

                           (d)      Except as disclosed in Section 5.13 of the
FCBS Disclosure Memorandum, no FCBS Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial positionof any FCBS Pension Plan, (ii) no change in the actuarial assumptions with respect to any FCBS Pension Plan, and (iii) no increase in benefits under any FCBS Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS or materially adversely affect the funding status of any such plan. Neither any FCBS Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FCBS Company, or the single-employer plan of any entity which is considered one employer with FCBS under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. No FCBS Company has provided, or is required to provide, security to a FCBS Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (e)      No liability under Title IV of ERISA has
been or is expected to be incurred by any FCBS Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any ERISA Affiliate).

                           (f)      No FCBS Company has any obligations for
retiree health and retiree life benefits under any of the FCBS Benefit Plans.

                           (g)      Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FCBS Company from any FCBS Company under any FCBS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FCBS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                           (h)      No oral or written representation or
communication with respect to any aspect of the FCBS Benefit Plans has been made to employees of any of the FCBS Companies prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. All FCBS Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the FCBS Benefit Plans are correct and complete and there have been no changes in the information set forth therein.

         5.14 MATERIAL CONTRACTS. None of the FCBS Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FCBS Company or the guarantee by any FCBS Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FCBS with the SEC as of the date of this Agreement that has not been filed as an exhibit to FCBS' Form 10-K filed for the fiscal year ended December 31, 1996, or in another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "FCBS Contracts"). With respect to each FCBS Contract: (i) the Contract is in full force and effect; (ii) no FCBS Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS; (iii) no FCBS Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FCBS, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any FCBS Company for money borrowed is prepayable at any time by such FCBS Company without penalty or premium.

         5.15 LEGAL PROCEEDINGS. Except to the extent specifically reserved against in the FCBS Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of FCBS, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FCBS Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FCBS Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCBS.

         5.16 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any FCBS Company or any Affiliate thereof to Regions pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FCBS Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FCBS Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FCBS' stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a FCBS Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of FCBS, be false or misleading with respect to any material fact, or contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any FCBS Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. No FCBS Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of FCBS, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such Section 9.1(b).

         5.18 STATE TAKEOVER LAWS. Each FCBS Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

         5.19 ARTICLES OF INCORPORATION PROVISIONS. Each FCBS Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person (other than a Regions Company) under the Articles of Incorporation, Bylaws, or other governing instruments of any FCBS Company or restrict or impair the ability of Regions to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any FCBS Company that may be acquired or controlled by it.

         5.20 SUPPORT AGREEMENTS. Each of the directors of FCBS has executed and delivered to Regions an agreement in substantially the form of Exhibit 2 to this Agreement.

         5.21 DERIVATIVES CONTRACTS. Neither FCBS nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

         5.22 YEAR 2000. Except as disclosed in Section 5.22 of the FCBS Disclosure Memorandum, FCBS represents and warrants that all computer software and hardware necessary for the conduct of its business (the "Software") is designed to be used prior to, during, and after the calendar year 2000 A.D., and that the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. FCBS further represents and warrants that the Software accepts, calculates, sorts, extracts and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.


                                   ARTICLE SIX
                    REPRESENTATIONS AND WARRANTIES OF REGIONS

         Regions hereby represents and warrants to FCBS as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

         6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement (which, for purposes of this sentence, shall not include the Termination Fee Agreement) represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Termination Fee Agreement) by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than Consents, filings, or notifications which, if not obtained or made, is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

         6.3 CAPITAL STOCK. The authorized capital stock of Regions consists, as of the date of this Agreement, of 240,000,000 shares of Regions Common Stock, of which 136,320,461 shares were issued and outstanding as of September 30, 1997. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of FCBS Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of FCBS Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

         6.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Regions has filed all forms, reports, and documents required to be filed by Regions with the SEC since December 31, 1993, other than registration statements on Forms S-4 and S-8 (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of September 30, 1997 included in the Regions Financial Statements or reflected in the notes thereto. No Regions Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as disclosed in the Regions Financial Statements filed with the SEC after such date and prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.7 COMPLIANCE WITH LAWS. Regions is duly registered as a bank holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. None of the Regions Companies:

                  (a) Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

                  (b) Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the material Laws or material Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

                  6.8 LEGAL PROCEEDINGS. Except to the extent specifically reserved against in the Regions Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Regions Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.9 STATEMENTS TRUE AND CORRECT No statement, certificate, instrument, or other writing furnished or to be furnished by any Regions Company or any Affiliate thereof to FCBS pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FCBS' stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of FCBS, be false or misleading with respect to any material fact, or contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  6.10 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Regions Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Regions, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such Section 9.1(b).


                                  ARTICLE SEVEN
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                  7.1 COVENANTS OF BOTH PARTIES. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organizations and Assets and maintain its rights and franchises, and (iii) take no action which would materially adversely affect the ability of any Party to (a) obtain any Consents required for the transactions contemplated hereby, or (b) perform its covenants and agreements under this Agreement in all material respects and to consummate the Merger; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

                  7.2 COVENANTS OF FCBS. Except as specifically contemplated or permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FCBS covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of a duly authorized officer of
Regions:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any FCBS Company; or

                  (b) incur, guarantee, or otherwise become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FCBS Company to another FCBS Company) in excess of an aggregate of $250,000 (for the FCBS Companies on a consolidated basis) except in the ordinary course of the business of FCBS Companies consistent with past practices (which shall include, for FCBS, creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank or the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any FCBS Company of any Lien or permit any such Lien to exist; or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FCBS Company, or declare or pay any dividend or make any other distribution in respect of any FCBS Common Stock; provided that FCBS may (to the extent legally able to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the FCBS Common Stock in the amounts and with the usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the FCBS Disclosure Memorandum; or

                  (d) except pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FCBS Common Stock or any other capital stock of any FCBS Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine, or reclassify any capital stock of any FCBS Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FCBS Common Stock or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any FCBS Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FCBS Company) or any Assets having in the aggregate a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by FCBS in its fiduciary capacity; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any FCBS Company except as required by Law or except as disclosed in Section 7.2(g) of the FCBS Disclosure Memorandum; pay any bonus except pursuant to the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement and disclosed in Section 7.2(g) of the FCBS Disclosure Memorandum; enter into or amend any severance agreements with officers of any FCBS Company; grant any increase in fees or other increases in compensation or other benefits to directors of any FCBS Company; or

                  (h) enter into or amend any employment Contract between any FCBS Company and any Person (unless such amendment is required by Law) that the FCBS Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan or program of any FCBS Company or make any material change in or to any existing employee benefit plans or programs of any FCBS Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any accounting methods, principles, or practices or systems of internal accounting controls, except as may be necessary to conform to changes in regulatory accounting requirements or GAAP; or

                  (k) commence or settle any Litigation other than in accordance with past practice; provided that, except to the extent specifically reserved against in the FCBS Financial Statements dated prior to the date of this Agreement, no FCBS Company shall settle any Litigation involving any Liability of any FCBS Company for money damages in excess of $25,000 or restrictions upon the operations of any FCBS Company; or

                  (l) except in the ordinary course of business, enter into or terminate any material Contract or make any change in any material lease or Contract, other than renewals of leases and Contracts without material adverse changes of terms or as disclosed pursuant to Section 7.2(g) of the FCBS Disclosure Memorandum.

                  7.3 COVENANTS OF REGIONS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that it will not, without the prior written consent of a duly authorized officer of FCBS, amend the Certificate of Incorporation or Bylaws of Regions, in each case in any manner which is adverse to or discriminates against the holders of FCBS Common Stock.

                  7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and FCBS shall deliver to Regions copies of all such reports filed by FCBS promptly after the same are filed. If financial statements are contained in any such reports filed with appropriate Regulatory Authorities, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                  ARTICLE EIGHT
                              ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after the execution of this Agreement, Regions shall file the Registration Statement with the SEC, provided FCBS has provided, on a reasonably timely basis, all information concerning FCBS necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. FCBS shall promptly furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. FCBS shall call a Stockholders' Meeting, to be held within 45 days after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of (i) this Agreement and (ii) such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) FCBS shall mail the Proxy Statement to all of its stockholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of FCBS shall recommend (subject to compliance with their fiduciary duties as advised in writing by counsel to such Board) to its stockholders the approval of this Agreement, and (iv) the Board of Directors and officers of FCBS shall use their reasonable efforts to obtain such stockholders' approval (subject to compliance with their fiduciary duties as advised in writing by counsel to such Board).

         8.2 NASDAQ NMS LISTING. Regions shall file with the NASD a notification for the listing on the Nasdaq NMS relating to the proposed issuance of the shares of Regions Common Stock to be issued to the holders of FCBS Common Stock pursuant to the Merger.

         8.3 APPLICATIONS. As soon as reasonably practicable after execution of this Agreement, Regions shall prepare and file, and FCBS shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Regions shall use all reasonable efforts to obtain the requisite Consents of all Regulatory Authorities as soon as reasonably practicable after the filing of the appropriate applications.

         8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions applicable to such Party referred to in Article Nine of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5      INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and, after the 30th day after execution of this Agreement, shall not interfere unreasonably with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) FCBS shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an acquisition transaction with FCBS to preserve the confidentiality of the information relating to FCBS provided to such parties.

         8.6 PRESS RELEASES. Prior to the Effective Time, FCBS and Regions shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel advises as necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.7 CERTAIN ACTIONS Except with respect to this Agreement and the transactions contemplated hereby, no FCBS Company nor any Affiliate thereof nor any investment banker, attorney, accountant, or other representative (collectively, "Representatives") retained by any FCBS Company shall directly or indirectly solicit any Acquisition Proposal by any Person.

Except to the extent necessary to comply with the fiduciary duties of FCBS' Board of Directors as advised in writing by counsel to such Board of Directors, no FCBS Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, and shall direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing, but FCBS may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. FCBS shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. FCBS shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing.

         8.8 TAX MATTERS. The Parties agree to use their reasonable efforts to obtain written opinions of Alston & Bird LLP to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FCBS Common Stock for Regions Common Stock will not give rise to gain or loss to the stockholders of FCBS with respect to such exchange (except to the extent of any cash received), and (iii) each of FCBS and Regions will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code ("Tax Opinions"). In rendering such Tax Opinions, counsel shall be entitled to rely upon representations of officers of FCBS and Regions reasonably satisfactory in form and substance to such counsel. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for Federal income tax purposes.

         8.9 AGREEMENT OF AFFILIATES. FCBS has disclosed in Section 0.9 of the FCBS Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of FCBS for purposes of Rule 145 under the 1933 Act. FCBS shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time a written agreement, substantially in the form of Exhibit 3 to this Agreement0"0, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of FCBS Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and FCBS have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC, shares of Regions Common Stock issued to such affiliates of FCBS in exchange for shares of FCBS Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and FCBS have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.9 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of FCBS pursuant to this Agreement to enforce the provisions of this Section 8.9). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

         8.10 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Regions shall provide generally to officers and employees of the FCBS Companies who, at or after the Effective Time, become employees of a Regions Company employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.10), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of FCBS should be treated as service under Regions' qualified defined benefit plans,
(ii) service under any qualified defined contribution plans of FCBS shall be treated as service under Regions' qualified defined contribution plans, and
(iii) service under any other employee benefit plans of FCBS shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause FCBS and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 0.10 of the FCBS Disclosure Memorandum to Regions between any FCBS Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the FCBS Benefit Plans.

         8.11     INDEMNIFICATION.

                  (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, Regions shall, and shall cause FCBS to, indemnify, defend, and hold harmless each person entitled to indemnification from a FCBS Company (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted by Georgia Law and FCBS' Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by the FCBS is required to effectuate any indemnification, Regions shall cause FCBS to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a), upon learning of any such Liability or Litigation, shall promptly notify Regions thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Regions or FCBS shall have the right to assume the defense thereof and Regions shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Regions or FCBS elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Regions or FCBS and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Regions or FCBS shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Regions shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) Regions shall not be liable for any settlement effected without its prior written consent; and provided further that FCBS shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  8.12 STATE TAKEOVER LAWS. Each FCBS Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

                  8.13 ARTICLES OF INCORPORATION PROVISIONS. Each FCBS Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any FCBS Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any FCBS Company that may be directly or indirectly acquired or controlled by it.


                                  ARTICLE NINE
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                  (A) STOCKHOLDER APPROVAL. The stockholders of FCBS shall have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

                  (B) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of Regions would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

                  (F) NASDAQ NMS LISTING. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS.

                  (G) TAX MATTERS. Each Party shall have received a copy of the Tax Opinions referred to in Section 8.8 of this Agreement. Each Party shall have delivered to the other a certificate, dated as of the date of the Tax Opinion, signed by its duly authorized officers, to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of the management of such Party presented to the legal counsel delivering the Tax Opinions were at the date of such presentation, true, correct, and complete, and are on the date of such certificate, to the extent contemplated by the presentation, true, correct, and complete as though such presentation had been made on the date of such certificate.

                  9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

                  (A)      REPRESENTATIONS AND WARRANTIES. For purposes of this
         Section 9.2(a), the accuracy of the representations and warranties of FCBS set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FCBS set forth in Section
         5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of FCBS set forth in Sections 5.17, 5.18, and 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FCBS set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FCBS; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FCBS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (C)      CERTIFICATES. FCBS shall have delivered to Regions
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FCBS' Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Regions and its counsel shall request.

                  (D) CLAIMS LETTERS. Each of the directors and officers of FCBS shall have executed and delivered to Regions letters in substantially the form of Exhibit 4 to this Agreement.

                  (E) LEGAL OPINION. Regions shall have received a written opinion, dated as of the Effective Time, of counsel to FCBS, in substantially the form of Exhibit 5 to this Agreement.

                  (F) AFFILIATE AGREEMENTS. Regions shall have received from each affiliate of FCBS the affiliates agreement referred to in
         Section 8.9 of this Agreement.

                  (G) POOLING LETTER. Regions shall have received a letter from Ernst & Young, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

                  9.3 CONDITIONS TO OBLIGATIONS OF FCBS. The obligations of FCBS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FCBS pursuant to Section 11.6(b) of this
Agreement:

                  (A)      REPRESENTATIONS AND WARRANTIES. For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in
         Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Regions set forth in Section 6.10 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.10) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (C)      CERTIFICATES. Regions shall have delivered to FCBS
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that, to the best knowledge of such officers, after due inquiry, the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, as appropriate, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FCBS and its counsel shall request.

                  (D) LEGAL OPINION. FCBS shall have received a written opinion, dated as of the Effective Time, of counsel to Regions, in substantially the form of Exhibit 6 to this Agreement.

                                   ARTICLE TEN
                                   TERMINATION

                  10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of FCBS, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of FCBS; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FCBS and
         Section 9.3(a) in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FCBS and Section 9.3(a) of this Agreement in the case of Regions; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FCBS and
         Section 9.3(a) in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of FCBS fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Laws of the State of Georgia at the FCBS Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

                  (e) By the Board of Directors of FCBS or by the Board of Directors of Regions in the event that the Merger shall not have been consummated by September 30, 1998, in each case only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FCBS and
         Section 9.3(a) in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement as the date after which such Party may terminate this Agreement; or

                  (g) By the Board of Directors of FCBS, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                                    (1)      the Average Closing Price shall be
                  less than the product of (i) 0.80 and (ii) the Starting Price; and

                                    (2)      (i) the quotient obtained by
                  dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Regions Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

         subject, however, to the following three sentences. If FCBS refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to Regions; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Regions shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Regions Ratio. If Regions makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to FCBS of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

                  For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

                           "Average Closing Price" shall mean the average of the
                  daily last sales prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the 10 consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the Determination Date.

                           "Determination Date" shall mean the date on which the
                  Consent of the Board of Governors of the Federal Reserve System to the Merger shall be received.

                           "Index Group" shall mean the 17 bank holding
                  companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

                            BANK HOLDING COMPANIES                 WEIGHTING
                     ---------------------------------------       ---------
                     AmSouth Bancorporation                          4.07%
                     BB&T Corporation                                6.78
                     Compass Bancshares, Inc.                        3.34
                     Fifth Third Bancorp                             7.84
                     First American Corporation                      2.96
                     First Security Corporation                      5.86
                     First Tennessee National Corporation            3.25
                     First Virginia Banks, Inc.                      2.62
                     Hibernia Corporation                            6.62
                     Huntington Bancshares, Inc.                     9.68
                     Mercantile Bancorporation, Inc.                 6.60
                     SouthTrust Corporation                          5.05
                     Star Banc Corporation                           4.32
                     Summit Bancorp                                  8.91
                     SunTrust Banks, Inc.                           10.67
                     Union Planters Corporation                      3.45
                     Wachovia Corporation                            7.99
                                                                   ------

                     Total                                         100.00%
                                                                   ======

                           "Index Price" on a given date shall mean the weighted
                  average (weighted in accordance with the factors listed above) of the last sale prices of the companies composing the Index Group.

                           "Starting Date" shall mean the fourth full trading
                  day after the announcement by press release of the Merger.

                           "Starting Price" shall mean the last sale price per
                  share of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) on the Starting Date.

                  If any company belonging to the Index Group or Regions declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Regions shall be appropriately adjusted for the purposes of applying this Section 10.1(g); or

                        (h) By the Board of Directors of Regions, at any time prior to the 30th day after execution of this Agreement without any Liability in the event that the review of the Assets, business, financial condition, and results of operations of FCBS undertaken by Regions during such time period or any of the disclosures contained in the FCBS Disclosure Memorandum causes the Board of Directors of Regions to determine, in its reasonable good faith judgment, that a fact or circumstance of which Regions is not aware as of the date of this Agreement exists which materially and adversely impacts the economic benefit to Regions of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article Eleven and Section 8.5(b) of this Agreement shall survive any such termination, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. Each of the Support Agreements shall be governed by its own terms as to its termination.

                  10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles Two, Three, Four, and Eleven and Sections 8.9 and 8.11 of this Agreement.

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

                  11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person,
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including each of the Support Agreements and the other Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "BUSINESS COMBINATION" shall mean an acquisition of, merger or combination with, share exchange involving any class of voting stock of, sale of more than fifty percent (50%) of the consolidated assets by, or other business combination involving, or tender offer for or sale or issuance of any equity securities involving an acquisition by a third party of more than fifty percent (50%) of the voting stock of, FCBS, other than the formation of a newly organized holding company for FCBS in which the shares of FCBS Common Stock are exchanged for shares of the holding company on a basis that does not cause the respective beneficial interests of each stockholder to change or transactions with a Regions Company.

                  "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

                  "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                  "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA PLAN" shall have the meaning provided in Section 5.13 of this Agreement.

                  "EXCHANGE AGENT" shall have the meaning provided in Section
         4.1 of this Agreement.

                  "EXCHANGE RATIO" shall have the meaning provided in Section 3.1(c) of this Agreement.

                  "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "FCBS BENEFIT PLANS" shall have the meaning set forth in
         Section 5.13 of this Agreement.

                  "FCBS COMMON STOCK" shall mean the $1.00 par value common stock of FCBS.

                  "FCBS COMPANIES" shall mean, collectively, FCBS and all FCBS Subsidiaries.

                  "FCBS DISCLOSURE MEMORANDUM" shall mean the written information entitled "First Community Banking Services, Inc. Disclosure Memorandum" delivered by the 10th day following execution of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "FCBS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FCBS as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, 1995, and 1994, as filed by FCBS in SEC Documents, and (ii) the consolidated statements of condition of FCBS (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                  "FCBS PREFERRED STOCK" shall mean the $1.00 par value preferred stock of FCBS.

                  "FCBS SUBSIDIARIES" shall mean the Subsidiaries of FCBS, which shall include the FCBS Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FCBS in the future and owned by FCBS at the Effective Time.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "GBCC" shall mean the Georgia Business Corporation Code.

                  "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state, or local Law.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person.

                  "LAW" shall mean any code, law, ordinance, regulation, reporting, or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

                  "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including, without limitation, costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institutions, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                  "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                  "MERGER" shall mean the merger of FCBS with and into Regions referred to in Section 1.1 of this Agreement.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASDAQ NMS" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTICIPATION FACILITY" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

                  "PARTY" shall mean either FCBS or Regions and "PARTIES" shall mean both FCBS and Regions.

                  "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "PROXY STATEMENT" shall mean the proxy statement used by FCBS to solicit the approval of its stockholders of the transactions contemplated by this Agreement and shall include the prospectus of Regions relating to the shares of Regions Common Stock to be issued to the stockholders of FCBS.

                  "REGIONS COMMON STOCK" shall mean the $.625 par value common stock of Regions.

                  "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

                  "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, 1995, and 1994, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                  "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions.

                  "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Regions under the 1933 Act in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of FCBS to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "SUBSIDIARY" OR COLLECTIVELY "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "SUPPORT AGREEMENTS" shall mean the various Support Agreements, each in substantially the form of Exhibit 2 to this Agreement.

                  "SURVIVING CORPORATION" shall mean Regions as the surviving corporation resulting from the Merger.

                  "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, of any nature whatsoever, including interest, penalties, and additions imposed thereon or with respect thereto.

                  "TERMINATION FEE AGREEMENT" shall mean the Termination Fee Agreement, in substantially the form of Exhibit 1 to this Agreement.

                  11.2     EXPENSES.

                           (a)      Except as otherwise provided in this Section
11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                           (b)      Nothing contained in this Section 11.2 shall
constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

                  11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby except for the fees payable by FCBS to Brown, Burke Capital Partners, Inc.. In the event of a claim by any other broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FCBS or Regions, each of FCBS and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                  11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to, or shall, confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.9 and 8.11 of this Agreement.

                  11.5 AMENDMENTS To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of FCBS Common Stock, there shall be made no amendment decreasing the consideration to be received by FCBS stockholders without the further approval of such stockholders.

                   11.6     WAIVERS.

                           (a)      Prior to or at the Effective Time, Regions,
acting through its Board of Directors, chief executive officer, vice chairman, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FCBS, to waive or extend the time for the compliance or fulfillment by FCBS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions.

                           (b)      Prior to or at the Effective Time, FCBS,
acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FCBS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FCBS.

                  11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party.

Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

                  11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received:

                  FCBS:              First Community Banking Services, Inc.
                                     300 South Peachtree Parkway
                                     Peachtree City, Georgia 30269
                                     Telecopy Number: (770) 631-8380
                                     Attention: Ira P. Shepherd
                                                President and Chief
                                                Executive Officer

                  Copy to Counsel:   Nelson Mullins Riley & Scarborough L.L.P.
                                     First Union Plaza, Suite 1400
                                     999 Peachtree Street, N.E.
                                     Atlanta, Georgia  30309
                                     Telecopy Number: (404) 817-6050
                                     Attention: Neil E. Grayson
                                                      and
                                                Glenn W. Sturm

                  Regions:           Regions Financial Corporation
                                     417 North 20th Street
                                     Birmingham, Alabama 35203
                                     Telecopy Number: (205) 326-7571

                                     Attention: Richard D. Horsley
                                                Vice Chairman and Executive
                                                   Financial Officer

                  Copy to Counsel:   Regions Financial Corporation
                                     417 North 20th Street
                                     Birmingham, Alabama 35203
                                     Telecopy Number: (205) 326-7751

                                     Attention: Samuel E. Upchurch, Jr.
                                                General Counsel and
                                                Corporate Secretary

                  11.9 GOVERNING LAW. Except to the extent the laws of the State of Georgia apply to the Merger, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

                  11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                  11.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                   FIRST COMMUNITY BANKING
                                                          SERVICES, INC.


By: /s/ JOSEPH S. BLACK                     By:  /s/ IRA P. SHEPHERD
   -----------------------------                ----------------------------
   Joseph S. Black                               Ira P. Shepherd
   Secretary                                     President and Chief Executive
                                                 Officer


[CORPORATE SEAL]


ATTEST:                                   REGIONS FINANCIAL CORPORATION



By: /s/ SAMUEL E. UPCHURCH, JR.             By: /s/ RICHARD D. HORSLEY
   -----------------------------               ------------------------------
   Samuel E. Upchurch, Jr.                     Richard D. Horsley
   Corporate Secretary                         Vice Chariman


[CORPORATE SEAL]

                     FIRST COMMUNITY BANKING SERVICES, INC.
                           300 South Peachtree Parkway
                          Peachtree City, Georgia 30269

                                February 10, 1998

Regions Financial Corporation
417 N. 20th Street
Birmingham, Alabama  35203

Attention:   Richard D. Horsley
             Vice Chairman and Executive Financial Officer

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Merger (the "Merger Agreement") of even date herewith between Regions Financial Corporation ("Regions") and First Community Banking Services, Inc. ("FCBS"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         In order to induce Regions to enter into the Merger Agreement, and in consideration of Regions' undertaking of efforts in furtherance of the transactions contemplated thereby, FCBS agrees as follows:

         1. Representations and Warranties. FCBS hereby represents and warrants to Regions that FCBS has all requisite corporate power and authority to enter into this letter agreement (the "Agreement") and to perform its obligations set forth herein. The execution, deliver and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of FCBS. This Agreement has been duly executed and delivered by FCBS.

         2. Termination Fee. (a) Unless a Nullifying Event shall have occurred and be continuing at the time the Merger Agreement is terminated, in the event that (i) the Merger Agreement shall have been terminated pursuant to Article 10 thereof, (ii) prior to or concurrently with such termination of the Merger Agreement a First Trigger Event shall have occurred, and (iii) prior to, concurrently with or within 18 months after such termination an Acquisition Event (as such term is defined below) shall have occurred, FCBS shall pay to Regions a cash fee of $800,000. Such fee shall be payable in immediately available funds on or before the second business day following the occurrence of such Acquisition Event.

            (b) As used herein, a "First Trigger Event" shall mean the occurrence of any of the following events:

                           (i) FCBS' Board of Directors shall have failed to approve or recommend the Merger Agreement or the Merger, or shall have withdrawn or modified in a manner adverse to Regions its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved or publicly announced an intention to do either of the foregoing;

                           (ii) FCBS or any Significant Subsidiary (as such term is defined below), or the Board of Directors of FCBS or a Significant Subsidiary, shall have recommended that the shareholders of FCBS approve any Acquisition Proposal (as such term is defined below) or shall have entered into an agreement with respect to, authorized, approved, proposed or publicly announced its intention to enter into, any Acquisition Proposal;

                           (iii) the Merger Agreement shall not have been approved at a meeting of FCBS shareholders which has been held for that purpose prior to termination of the Merger Agreement in accordance with its terms, if prior thereto it shall have been publicly announced that any person (other than Regions or any of its Subsidiaries) shall have made, or disclosed an intention to make, an Acquisition Proposal;

                           (iv) any person (together with its affiliates and associates) or group (as such terms are used for purposes of Section 13(d) of the Exchange Act) (other than Regions and its Subsidiaries) shall have acquired beneficial ownership (as such term is used for purposes of Section 13(d) of the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of the stock then entitled to vote generally in the election of directors of FCBS or a Significant Subsidiary; or

                           (v)   following the making of an Acquisition
         Proposal, FCBS shall have breached any covenant or agreement contained in the Merger Agreement such that Regions would be entitled to terminate the Merger Agreement under Section 10(c) thereof (without regard to any grace period provided for therein) unless such breach is promptly cured without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement.

                  (c) As used herein, "Acquisition Event' shall mean the consummation of any event described in the definition of "Acquisition Proposal," except that the percentage reference contained in clause (C) of such definition shall be 50% instead of 20%.

                  (d) As used herein, "Acquisition Proposal" shall mean any (i) publicly announced proposal, (ii) regulatory application or notice (whether in draft or final form), (iii) agreement or understanding, (iv) disclosure of an intention to make a proposal, or (v) amendment to any of the foregoing, made or filed on or after the date hereof, in each case with respect to any of the following transactions with a counterparty other than parent or any of its Subsidiaries: (A) a merger or consolidation, or any similar transaction, involving FCBS or any Significant Subsidiary (other than mergers, consolidations or similar transactions involving solely FCBS and/or one or more wholly owned Subsidiaries of FCBS and other than a merger or consolidation as to which the common shareholders of FCBS immediately prior thereto in the aggregate own at least 70% of the common stock of the publicly held surviving or successor corporation (or any publicly held ultimate parent company thereof) immediately following consummation thereof); (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of FCBS or any Significant Subsidiary; or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of FCBS or any Significant Subsidiary.

                  (e) As used herein, "Nullifying Event" shall mean that Regions is in breach of any of its covenants or agreements contained in the Merger Agreement such that FCBS shall be entitled to terminate the Merger Agreement pursuant to Section 10(c) thereof (without regard to any grace period provided for therein) at a time when FCBS is not in material breach of any of its covenants or agreements contained in the Merger Agreement.

                  (f) As used herein, "Significant Subsidiary" shall mean a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission, of FCBS.

         3. To the extent that FCBS is prohibited by applicable law or regulation, or by administrative actions or policy of a federal or state financial institution supervisory agency having jurisdiction over it, from making the payments required to be paid by FCBS herein in full, it shall immediately so notify Regions and thereafter deliver or cause to be delivered, from time to time, to Regions, the portion of the payments required to be paid by it herein that it is no longer prohibited from paying, within five business days after the date on which the FCBS is no longer so prohibited; provided, however, that if FCBS at any time is prohibited by applicable law or regulation, or by administrative actions or policy of a federal or state financial institution supervisory agency having jurisdiction over it, from making the payments required hereunder in full, it shall (i) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (ii) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide parent with copies of the same, and
(iii) keep Regions advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same.

         4. Except where federal law specifically applies, this Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof.

         5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. Nothing contained herein shall be deemed to authorize FCBS or Regions to breach any provision of the Merger Agreement.

                  Please confirm your agreement with the understanding set forth herein by signing and returning to us the enclosed copy of this Agreement.

                                Very truly yours,

                                FIRST COMMUNITY BANKING
                                   SERVICES, INC.

                                By
                                   ---------------------------
                                   Ira P. Shepherd
                                   President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:

REGIONS FINANCIAL CORPORATION

By
   ------------------------------
   Richard D. Horsley
   Vice Chairman and Executive Financial Officer

                                SUPPORT AGREEMENT

              THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the 10th day of February, 1998, by and between the undersigned, _______________________, a resident of __________, Georgia, and Regions
Financial Corporation, a corporation organized and existing under the laws of the State of Delaware ("Regions").

              Regions and First Community Banking Services, Inc., a corporation organized and existing under the laws of the State of Georgia ("FCBS"), have entered into an Agreement and Plan of Merger, dated as of February 10, 1998 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of FSC into Regions (the "Merger") and the conversion of the issued and outstanding shares of the $1.00 par value common stock of FCBS ("FCBS Common Stock") into shares of the $.625 par value common stock of Regions. The Merger Agreement is subject to the affirmative vote of the stockholders of FCBS, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

              The undersigned is a member of the Board of Directors of FCBS and is the owner of _________ shares of FCBS common stock and has rights by option or otherwise to acquire _________ additional shares of FCBS Common Stock (collectively, the "Shares"). In order to induce Regions to enter into the Merger Agreement, the undersigned is entering into this Agreement with Regions to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a stockholder of FCBS with respect to the Shares until consummation of the Merger.

              NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

              1. Without the prior written consent of Regions, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Regions pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

              2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of FCBS called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Regions upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

              3. Except as otherwise provided in this Agreement, at any meeting of stockholders of FCBS or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by FCBS or (ii) any amendment of FCBS' Articles of Incorporation or Bylaws or other proposal or transaction involving FCBS or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

              4. The undersigned acknowledges and agrees that Regions could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Regions, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

              5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              6. Except with respect to the covenants contained in paragraph 4 of this Agreement, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) September 30, 1998 or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 10.1 thereof.

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:



-------------------------------      -------------------------------------
                                     Name:
                                          --------------------------------
                                               (Please print or type)

                                     REGIONS FINANCIAL CORPORATION

                                     By:
                                        ----------------------------------
                                        Samuel E. Upchurch, Jr.
                                        General Counsel and Corporate Secretary

                               AFFILIATE AGREEMENT

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

Attention:    Samuel E. Upchurch, Jr.
              General Counsel and Corporate Secretary

Ladies and Gentlemen:

              The undersigned is a stockholder of First Community Banking Services, Inc. ("FCBS"), a corporation organized and existing under the laws of the State of Georgia and located in Peachtree City, Georgia, and will become a stockholder of Regions Financial Corporation ("Regions") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 10, 1998, by and between Regions and FCBS (the "Agreement"). Under the terms of the Agreement, FCBS will merge with and into Regions (the "Merger"), and the shares of the $1.00 par value common stock of FCBS ("FCBS Common Stock") will be converted into shares of the $.625 par value common stock of Regions ("Regions Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Regions regarding certain rights and obligations of the undersigned in connection with the shares of Regions Common Stock to be received by the undersigned as a result of the Merger.

              In consideration of the Merger and the mutual covenants contained herein, the undersigned and Regions hereby agree as follows:

              1. Affiliate Status. The undersigned understands and agrees that as to FCBS the undersigned may be deemed to be an "affiliate" under Rule 145(c), as defined in Rule 405, of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned understands that the undersigned may be deemed to be an "affiliate" at the time of the Merger.

              2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Regions Common Stock into which the undersigned's shares of FCBS Common Stock are converted upon consummation of the Merger until such time as Regions notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Regions and FCBS. Regions agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Regions containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

              3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

              (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of FCBS Common Stock beneficially owned by the undersigned as of the date of the stockholders' meeting of FCBS held to approve the Merger.

              (b) The Regions Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

              (c) Regions has informed the undersigned that any distribution by the undersigned of Regions Common Stock has not been registered under the 1933 Act and that shares of Regions Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Regions is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Regions Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

              4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Regions Common Stock received by the undersigned pursuant to the Merger will be given to Regions' Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold,, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Regions Financial Corporation ("Regions") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Regions) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Regions) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Regions that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Regions securities issued subsequent to the original issuance of the Regions Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Regions Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such a manner as to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Regions Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Regions, upon the request of the undersigned, will cause the certificates representing the shares of Regions Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Regions of an opinion of its counsel to the effect that such legend may be removed.

              5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of Regions Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for FCBS.

              6. Filing of Reports by Regions. Regions agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Regions Common Stock issued to the undersigned pursuant to the Merger.

              7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Regions Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Regions Common Stock together with such additional information as the transfer agent may reasonably request. If Regions' General Counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Regions shall cause such General Counsel to provide such opinions as may be necessary to Regions' Transfer Agent so that the undersigned may complete the proposed sale or transfer.

              8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of FCBS and Regions that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Regions or becomes a director or officer of Regions upon consummation of the Merger, among other things, any sale of Regions Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

              9. Miscellaneous. This Affiliate Agreement is the complete agreement between Regions and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

              This Affiliate Agreement is executed as of the _____ day of __________, 1998.

                                   Very truly yours,




                                   ---------------------------------------
                                   Signature



                                   ---------------------------------------
                                   Print Name



                                   ---------------------------------------

                                   ---------------------------------------

                                   ---------------------------------------
                                   Address



AGREED TO AND ACCEPTED as of
_______________, 1998

REGIONS FINANCIAL CORPORATION

By:
    -------------------------------
    Samuel E. Upchurch, Jr.
    General Counsel and Corporate Secretary

                                                         _________________, 1998

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

                  Re:   First Community Banking Services, Inc.

Ladies and Gentlemen:

                  This letter is delivered pursuant to Section 9.2(d) of the Agreement and Plan of Merger, dated as of February 10, 1998, by and between Regions Financial Corporation ("Regions") and First Community Banking Services, Inc. ("FCBS").

                  In my capacity as an officer or a director, as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under FCBS' Articles of Incorporation or Bylaws as existing on ________, 1998 or as may be afforded by the laws of Georgia.

                                         Sincerely,






                                         ---------------------------------------
                                         Signature of Officer or Director



                                         ---------------------------------------
                                         Name of Officer or Director

                             OPINION OF FCBS COUNSEL

              This opinion is delivered pursuant to Section 9.2(e) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

              1. FCBS is a corporation validly existing under the Laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged as described as being carried on by it in the proxy statement used to solicit the approval by the stockholders of FCBS of the transactions contemplated by the Agreement ("Proxy Statement").

              2. The authorized capital stock of FCBS consists of (i) 5,000,000 shares of FCBS Common Stock, of which ______ shares were issued and outstanding as of __________, 1998 and (ii) 5,000,000 shares of FCBS Preferred Stock, of which no shares are issued and outstanding as of ___________, 1998.

              3. The execution and delivery of the Agreement and compliance with their its terms, and consummation of the transactions completed thereby, do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FCBS.

              4. In accordance with the Laws of the State of Georgia, the Articles of Incorporation of FCBS, and the Bylaws of FCBS and pursuant to resolutions duly adopted by its Board of Directors and stockholders, the Agreement has been duly adopted and approved by the Board of Directors of FCBS and by the stockholders of FCBS at the Stockholders' Meeting.

              5. The Agreement has been duly and validly executed and delivered by FCBS and, assuming valid authorization, execution, and delivery by Regions, constitutes a valid and binding agreement of FCBS enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

                           OPINION OF REGIONS COUNSEL

              This opinion is delivered pursuant to Section 9.3(e) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

              1. Regions is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described as being carried on by it in the proxy statement used to solicit the approval by the stockholders of FCBS of the transactions contemplated by the Agreement ("Proxy Statement").

              2. The execution and delivery of the Agreement and compliance with its terms, and consummation of the transactions contemplated thereby, do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Regions.

              3. In accordance with the laws of Delaware, the Certificate of Incorporation of Regions and the Bylaws of Regions, and pursuant to resolutions duly adopted by its Boards of Directors, the Agreement has been duly adopted and approved by the Boards of Director of Regions.

              4. All proceedings required by law or by provisions of the Agreement to be taken by Regions in connection with the due consummation of the transactions contemplated by the Agreement have been duly and validly taken.

              5. The Agreement has been duly and validly executed and delivered by Regions, and assuming valid authorization, execution, and delivery by FCBS, constitutes a valid and binding agreement of Regions enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

              6. The shares of the $.625 par value common stock of Regions to be issued to the stockholders of FCBS as contemplated by the Agreement have been duly and validly authorized for issuance, have been duly and validly registered under the Securities Act of 1933, as amended, and when the certificates therefor are duly countersigned by Regions (or Regions' Transfer Agent) and delivered to the stockholders of FCBS pursuant to the Agreement following consummation of the Merger will be duly and validly issued, fully paid and non-assessable, free of any preemptive or other similar rights.